Exhibit 10(z)


                          United Credit Patriot Funding
                                   Since 1937

                  15 West 44th Street, New York, NY 10036-6611
                 Telephone (212) 843-0808 . Fax (212) 843-0817
================================================================================


                                                                January 11, 1996
Mr. Mitchell Feinglass
Dorado Systems Corporation
1105 North Cedarbrook
Boulder, Colorado 80304


Dear Mitch:

     Enclosed herewith is an executed copy of the agreement between Dorado and United. I have dated it January 3rd , the date of our first advance.

     I believe things are going well with Arlene and Fred. Please let me know if you hear of anything that will make the relationship better.

     With best wishes for the New Year.

                                                    Sincerely,

                                              UNITED CRESIT CORPORATION




                                              By  /s/  Donald H. Landis
                                                  ------------------------------
                                                  Donald H. Landis


DML/mfi
End.

     SECURITY AGREEMENT dated December 3, 1995 between Dorado Systems Corporation, a corporation organized and existing under the laws of the State of California, having its principal place of business at 721 Sandoval Way, Maywood, California, (hereinafter called the Borrower"), and UNITED CREDIT cORPORATION, a corporation organized and existing under the laws of the State of New York, having its principal place of business at 15 West 44th Street, New York, New York 10036--6611 (hereinafter called "United").

                                   WITNESSETH

     FIRST: Subject to the further terms hereof:

     (a) Insofar as the Borrower may request, United shall make loans or extend credit to or for the Borrower; but United shall not be obligated to make loans or extend credit beyond the borrowing base or the permissible line, whichever is less;

     (b) The "borrowing base" shall mean an amount equal to 75% of the net security value of accounts as defined in subparagraph "THIRTEENTH (b)" hereof, minus any amounts past due in accordance with the terms of this agreement, and the "permissible line" shall mean $250,000.00;

     (c) The Borrower shall pay United basic interest on the daily unpaid cash balances outstanding during each month at a rate equal to the highest New York city prime rate in effect during such month as generally reported, plus 5% per annum, but the basic rate hereunder shall not be less than 14% per annum nor more than the maximum permitted by applicable law;


     (d) In any event, the Borrower shall pay United, as a commitment fee for United's agreements hereunder, $2,500 as of the date hereof and a like amount as of the January 1st of each year commencing January 1, 1997, that this agreement is in effect, plus $2,500 per month (pro rated for periods less than a full calendar month) each month that this agreement is to remain in effect, as stated below or as renewed or extended, against which monthly minimum the interest charge under Paragraph "FIRST shall be applied; but interest or fees charged in connection with any "over-advance" as referred to in subparagraph "SIXTH A" or any "installment loan" as defined in subparagraph "THIRTEENTH (c)," or any other fees payable hereunder, shall not be so applied;

     (e) This agreement shall remain in effect until the last day of the month in which the second anniversary hereof falls.


     SECOND: A. As security for the payment and performance of all liabilities of the Borrower to United, the Borrower hereby grants, and United shall have, a continuing security interest in such of the following as may be checked, and all proceeds, products and accessions, if any, and all books and records now existing and hereafter arising relating to properties checked; and all goods, instruments, documents of title, policies and certificates of securities, chattel paper, deposits, instruments, cash or other property now or hereafter owned by the Borrower or in which it now or hereafter has an interest which may now or hereafter be in the lawful possession of United or as to which United may now or hereafter control possession by documents of title or otherwise (hereinafter called the "collateral"):

 X (1) All of the Borrower's accounts, general intangibles, contract rights and chattel paper, now existing or hereafter arising, the goods, the sale and delivery of which gave or shall give rise to the creation of an account, and all security the Borrower at any time obtains for the payment of any account, general intangible, contract right or chattel paper;

 X (2) All inventory (raw, finished and in process) and all supplies of the Borrower, now owned or hereafter acquired by it or as to which it may now or hereafter control possession by documents of title or otherwise, wherever located, and all trade names, trademarks, patents and applications for letters patent applicable thereto;

 X (3) All equipment of the Borrower, now owned or hereafter acquired by it or as to which it may now or hereafter control possession by documents of title or otherwise, wherever located.

The Borrower's failure to furnish United with any formal pledge, assignment or other designation with respect to any property of the type included in the collateral shall not operate to exclude such property from the collateral.

     Note. Inventory and equipment security shall be in second position to other's primary position.

United shall pay the Borrower its equity from collections on accounts after United's receipt of collections in excess of the Borrower's liabilities to it. The Borrower's equity from collections on accounts means the amount by which the borrowing base exceeds the Borrower's liabilities to United which are then due. Pending the full payment and performance of such liabilities, United may hold any excess collateral, including cash in United's possession and credit balances, as additional security for the payment and performance of the Borrower's liabilities or apply the excess to the Borrower's liabilities.

     B. If property of the type is not then already included in the collateral, then from the date United honors such a request, a request by the Borrower for United to guarantee the purchase price of any inventory for the Borrower or to purchase any inventory on behalf of the Borrower, or that any loan made to it be repayable in installments shall have the effect of including within the collateral all property of the type referred to in subparagraph "SECOND A (2)" and "(3)" hereof and the proceeds, products and accessions, if any, of, and the Borrower's books and records then existing and thereafter arising related to, the properties so included in the collateral.

     THIRD: The Borrower represents and covenants as follows:

     (a) The Borrower is a corporation duly organized and in good standing under the laws of the state appearing at the beginning of this agreement as the state of its organization; it is and shall be duly qualified and in good standing in every other state in which, if accounts are collateral hereunder, it enters into contracts giving rise to accounts, and, if goods of any nature are collateral hereunder, it maintains such goods; it keeps and shall keep its books of account and goods of any nature which are purported to be collateral at its address appearing at the beginning of this agreement; the execution, delivery and performance hereof are within the Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower's charter or by--laws or of any undertaking by which it is bound; except for the security interest granted hereby, the Borrower is and shall be the owner of all property located on its premises (except as noted on a separate list signed and delivered to United on behalf of the Borrower concurrently herewith); it owns all property purported to be included in the collateral free from any lien, security interest or encumbrance; it does have and shall have the absolute right to subject the same to a security in United; after the security interest of United shall have attached to any such property, the Borrower's properties of any type shall not be further subject to any security interest, lien or encumbrance of any other person, except pursuant to United's written consent, which shall not be unreasonably withheld to permit the Borrower to obtain further purchase money financing from others on terms which, in United's discretion, shall not adversely affect the interests of United; subject to any limitations stated therein or in connection therewith, all balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to United, do or shall fairly present the financial condition of the person reported upon as of the dates and the results of his, her or its operations for the periods for which the same are furnished; all other information heretofore furnished to United is, and all information hereafter furnished to United shall be accurate and correct in all material respects and not fail to disclose any fact necessary to make the information furnished not misleading; and the Borrower shall as soon as practicable after the close of each of its fiscal years and mid-fiscal years furnish United with a copy of a financial statement, prepared in accordance with generally accepted accounting principles, showing its financial condition as of, and the results of its operations, for the period then ended.

     (b) The Borrower shall at all reasonable times give United access to all places where any part of the collateral or records pertaining thereto may be maintained, and shall from time to time allow United by or through any of its officers, agbnts, attorneys or accountants, to make extracts frtm each records; and it shall at all times keep United informed of the name and location of each of its bank accounts.

     (c) Any loan at any time received by the Borrower from United shall not be used directly or indirectly other dhan in the Borrower's business; it shall not, directly or indirectly, pay any dividend on its stock other than a dividend payable in shares of its own stock; it shall not, directly or indirectly, make any loan to, or pay any claim other than for current remuneration or current reimbursable expense payable to any person controlling, controlled by or under common control with the Borrower, and it shall, on demand, obtain and deliver to United subordinations in form and substance satisfactory to United of all claims of controlling and controlled persons consistent with the foregoing.

     (d) The Borrower shall keep all its properties, whether included in the collateral or not, in good order and repair, and shall not waste or destroy them or any part thereof or use them or any part thereof in violation of any applicable law; it shall not dispose of any of its properties except in the ordinary course of business and it shall not dispose of any equipment included in the collateral without the prior written consent of United; it shall pay promptly, when due, any justly owing account payable of its in which United holds a security interest, all rents or similar charges payable with respect to any premises where any part of the collateral say at any time be located and all taxes payable by it, including withholding taxes; it shall procure and maintain theft, burglary and tire insurance containing so--cajiso exrenoeo coverage insurance, covering all goods included in the collateral, and life insurance on the liyes of such of the guarantors of its obligations and its officers as United shall direct, all of which insurance shall be in such reasonable amounts as United shall direct, and shall be if adjustable, adjustable by United, and payable to and for the benefit of tije Borrower and United as their interests may appear; and the Borrower shall, upon United's request, furnish United with evidence satisfactory to United of its payment of such rent or similar charges and taxes and with policies or certificates evidencing its compliance with such insurance requirements.

     (e) Upon its receipt or creation of any property of the type in which United has a security interest, the Borrower shall furnish United with information adequate to identify such property, which information shall be in such form as United may request (a "schedule"), accompanying such schedule with specific pledges, assignments and designations in form and substance satisfactory to United and copies of relevant invoices and vouchers; and if accounts are included in the collateral, promptly after the end of each month it shall furnish United with an ageing of its receivables as of the last day of such month, showing for each of its account debtors the amount owed by such debtor with respect to invoices of the Borrower generated within the then past month, each of the prior three months and at any time prior to the fourth preceding month; and if so requested by United, it shall furnish United with statements for each account debtor for mailing to them, reflecting the indebtedness of such account debtor and the derivation by invoice of such indebtedness.

     (f) At the time the Borrower notifies United of the existence of any account, such account shall be good and valid, representing an undisputed bona fide indebtedness incurred by the debtor named therein for merchandise theretofore delivered pursuant to a contract of sale or lease or for services theretofore performed by the Borrower for said debtor pursuant to a contract therefor; no agreement under which any deduction or discount may be acquired shall have been made with such debtor except as indicated in the written schedule and invoice furnished to United concurrently with the Borrower's notifying United of the existence of the account; and the net amount so derived of each account shall be paid in full at its maturity as expressed in the invoice evidencing such account and the schedule pertaining thereto; and such payment shall be delivered to United as provided in subparagraph "THIRD (h)" hereof.

     (g) The Borrower shall immediately notify United, if accounts are included in the collateral, of all cases involving the return, rejection, repossession, loss of or damage to merchandise covered by an account and of any dispute arising or credit or adjustment granted or discount or offset taken with respect to an account, and if goods are included in the collateral, of any event causing loss or depreciation in the value of such goods and the amount of such loss or depreciation; and the Borrower shall forthwith pay United the invoice amount of the merchandise involved or the amount of the dispute, credit, adjustment, discount, offset, loss, damage or depreciation, as the case may be.

     (h) The Borrower shall do all things necessary and usual in the ordinary course of business, to sell in the ordinary course of business inventory included in the collateral to responsible purchasers and to collect on accounts included in the collateral, and shall receive IN TRUST for United, without commingling with its other funds and assets, all cash, checks, notes, chattel paper and other proceeds received by it with respect to any of the collateral, and shall deliver the same, other than merchandise returns, to United in the form received, promptly upon the receipt thereof.

     (i) If certificates of title are or shall be issued with respect to any equipment included in the collateral, the Borrower shall, on demand, cause the interest of United to be properly noted thereon if any equipment included in the collateral is or shall be deemed a fixture under applicable law, the Borrower shall, on demand, furnish United with disclaimers signed by all persons having an interest in the affected real estate, insofar as the security interest of United is concerned; and United is authorized to destroy from time to time papers theretofore delivered to it in connection with invoices which have become paid.

     (j) The Borrower shall, at its own expense, do all acts and execute and deliver all writings United may at any time require to protect or enforce United's interests, rights and remedies created by, provided in or emanating from this agreement.

     FOURTH: For the purpose of protecting United's interests, and only for such purpose, the Borrower hereby appoints United, with full power of substitution, as the Borrower's agent:

     (a) to collect the Borrower's receivables and to endorse the name of the Borrower upon any instruments that may come into United's possession in accordance with this agreement;

     (b) to sign on behalf of the Borrower such financing statements as United shall deem necessary, describing the types or items of collateral in which United has a security interest and any necessary amendments thereof;

     (c) to request and receive from the Borrower's agents, employees, attorneys and accountants all information pertaining to the Borrower which United may reasonably request, and such persons are hereby authorized and directed by the Borrower to furnish such information, subject to applicable laws regarding privileged communications;

     (d) if accounts are included in the collateral, to sign the Borrower's name on any invoice, bill of lading or communication relating to any account or on drafts, assignments and verifications of accounts;

     (e) to change the address for mail addressed to the Borrower or any affiliated entity to an address designated by United, and to receive, open and dispose of such mail;

     (f) to settle any insurance claims on behalf of the Borrower with respect to collateral and execute and deliver in the name of the Borrower any and all releases requested by insurers or their agents.

     FIFTH: A. The financing contemplated hereby will initially be conducted, as checked, on a X notification or ___ non-notification basis, the filing of financing statements and the sending of verifications not being deemed notification. Notwithstanding that this financing may initially be on a non-- notification basis, United shall have the right, in its discretion, to place the financing on a notification basis at any time for any reason. So long as the financing is on a non-notification basis, the Borrower's account debtors shall not be instructed to send payments on accounts to United or as United may direct. If the financing is on a notification basis, such account debtors shall be instructed to send payments on the Borrower's accounts to United or to such address as United may direct. If the financing is on a notification basis, then neither the Borrower nor any of its officers, agents or employees shall have the right to vary the place to which payments are to be sent. If the Borrower shall itself receive any proceeds on accounts, either because the financing is on a non--notification basis or, though on a notification basis, an account debtor has sent payment to the Borrower, or if the Borrower shall receive any proceeds on collateral other than accounts for any reason, it shall hold such proceeds IN TRUST and turn over such proceeds to United as provided in "THIRD (h)" hereof. If proceeds is any case constitute less than full payment with respect to an account included in the collateral, the Borrower shall, at United's request, concurrently pay the difference to United, notwithstanding United's right to subtract the difference from the net security value of accounts.

     B. United may, at its option, pay itself or others, or reserve for payment, any amount required to be paid by the Borrower to cure or prevent a breach of any covenant or warranty contained herein or in any note or other agreement made by the Borrower to United, or any apparent breach by reason of the Borrower's failure to furnish United with satisfactory evidence of the Borrower's having made such payment itself. Each amount so paid or reserved for payment by United shall be deemed a loan to the Borrower and shall be added to the cash balance owing United. United may at any time apply any unused reserves so established to the Borrower's liabilities to United, free of the claim of any third person. United's making one or more such payments or establishing one or more such reserves shall not constitute its agreement to take any further or similar action on any other occasion or a waiver of any default by the Borrower.

     C. All loans and credits shall be repayable, together with interest and charges, at United's address set fqrth above or such other address as may be set fort ii in a note or other written at reement in a particular instance. United is authorized to complete the place payable on any note made to it by the Borrower with the branch of a bank designated by the Borrower at least 15 days before the due date of the note, or, if no such designation is made, then, as United may notify the Borrower, with United's office or the branch of a bank at which United reasonably believes the Borrower maintains banking relations. Payments, other than cash, received by United shall be credited to the Borrower for purposes of determining interest payable by the Borrower as of the o fifth business day after receipt to allow time for clearance of items, or if later, the day United is given irrevocable credit at its own bank for any items deposited by it "for collection." Such credits shall be conditional upon final payment to United at its own office or bank in New York, New York, in cash or solvent credits of the items giving rise to them, and if any item is not so paid, the amount of any credit given for it shall be charged to the Borrower whether or not the item is returned. Without limiting United's rights to withhold the payment of equity, it is specifically understood that United may treat an account unpaid during the clearance period.

     SIXTH: A. In the event the cash balance owing United shall at any time exceed either the borrowing base or the permissible line, the Borrower shall pay United, a fee for such excess accommodation (an "over-advance") for each month or part of a whole month such excess exists, the additional sum of 1% of such excess. Following an event of default, the entire sum owed United by the Borrower shall be deemed in excess of the borrowing base and permissible line until the first
                                        4
of the month following the month in which the default is cured, it governing law shall prohibit the foregoing charge, the Borrower shall pay United the maximum additional amount permitted by applicable law.

     B. United's compensation shall be payable with respect to the daily cash balance owing United so long as any such balance exists, even after the maturity of the Borrower's indebtedness to United. United intends to make no charge for compensation which, under the circumstances existing at the time the charge therefor might be made shall constitute a violation of the maximum permissible charge to a corporation for the loan or forbearance of money under applicable law. Provided any such law would not thereby be violated, the compensation payable for any prior or subsequent month hereunder may be increased to absorb, in whole or in part, the difference between the charges computed hereunder without reference to such law and charges computed with reference to such law; it being understood that the entire period of United's financing and the total of interest charges for such entire period shall be utilized in determining compliance with such law. In the event the rate of interest as determined hereunder is in excess of the maximum permissible rate, then the amount paid in excess of such maximum shall be deemed to have been payments toward the reduction of principal and not to the interest due hereunder and appropriate calculation shall be made to produce such a result. The bona fide tender of a refund of any interest erroneously collected in violation of applicable law shall be a full acquittance of United. Except as otherwise required by law, interest shall be computed on the basis of a 360 day year applied to the actual number of days money is deemed outstanding.

     C. All loans and advances shall be made by checks drawn on banks of United's choosing. If at the Borrower's request United issues a check on a bank at which the Borrower maintains a bank account, the Borrower shall pay United a service charge for such accommodation of $50.00. The rates of compensation hereunder are and will be fixed on the basis of the Borrower's borrowing funds and performing its obligations hereunder in due course. In the event collection of the Borrower's accounts or the liquidation of the Borrower's equipment or inventory falls upon United consequent to the occurrence of an event of default, the Borrower shall pay United 15% of the amount collected by United. For United's services in wiring, certifying or transferring funds, the Borrower shall pay United 1/2 of 1% of the amount wired, certified or transferred, or $50.00, whichever is greater. Service charges of $50.00 each shall be made for the issuance of checks to third parties, processing bank returned items, each issuance of a check in excess of two per week, advances or "equity" payments of less than $5,000.00 and, per page, for lists of "past due" or ineligible accounts. Services arising from the notification of the Borrower's account debtors to make payments directly to United or to an address specified by United, whether at the Borrower's request, United's deeming such notification advisable or necessary, or because such notification is contemplated by subparagraph "FIFTH A" hereof, shall be charged for at 1 1/2% of the face amount of the invoices underlying the notification. For services in connection with supervision of records related to accounts included in the collateral, the Borrower shall pay United a collateral management fee equal to 1% of its sales, provided, however, such charge shall not be made for any month that the notification charge referred to above is made.

     D. The Borrower shall pay United all disbursements United may incur with respect to loans hereunder or with respect to the collateral or in protecting or enforcing its rights under this agreement, Such disbursements shall, without limiting the generality of the foregoing, include expenses of audits, dunning letters, telephone investigations, appraisals, credit reports, bank charges for letters of crodit, verifications, filing or recording any documents hereunder which United determines shall be filed or recorded in any public office, retaking, holding or preparing for sale any goods purported to be included in the collateral, finishing otherwise unfinished inventory which may be purported to be included in the collateral, selling, leasing, settling or otherwise realizing upon all or any part of the collateral, postage and telephone expenses, any charges in the nature of use and occupancy or rental United may incur for any premises where all or any part of the collateral may be, and attorneys' fees incurred in the preparation of this agreement, in connection with transactions hereunder and in enforcing or protecting United's rights hereunder. Such attorneys' fees in any court proceedings looking to the collection of the Borrower's liabilities shall be 25% of such liabilities as of the commencement of such proceedings. The foregoing expenses may include reasonable charges for time expended and disbursements incurred by persons in United's employ, and may be premised on estimates of the actual expenditure when determination of the actual expenditure is difficult.

     SEVENTH: A. All interest, fees and expense for which United is entitled to be reimbursed hereunder shall be paid by the Borrower to United as of the last day of each calendar month pursuant to United's statements therefor, except as compensation may be otherwise payable with respect to any note or other agreement. Such amounts shall be deemed paid to the extent sums are subsequently credited to the Borrower's loan balance from the first sums so credited.

United's statements shall be considered correct and accepted by the Borrower, and conclusively binding upon the Borrower, unless the Borrower notifies United of its exceptions thereto within 20 days of the sending of the relevant statement to the Borrower.

     B. Except as herein otherwise provided or as provided in a note or other agreement made by the Borrower to United hereunder, all loans made to or for the Borrower, including for these purposes interest, fees and reimbursable expenses which have not otherwise been paid, shall be repayable on demand. However, United agrees, except as to an over-advance, it will not demand repayment, and will permit the loans (and compensation and reimbursable expense) to be repaid from the payment of accounts prior to the occurrence of am event of default or the termination of this agreement. Unless otherwise provided in an agreement signed by United, an over-advance shall be repayable on demand. All the liabilities of the Borrower to United shall, at the option of United, and notwithstanding any time otherwise allowed, be immediately due and payable upon the first to happen of the termination of this agreement or the occurrence of an event of default. The following constitute events of default:

            (1) The breach by the Borrower of any representation or covenant made by it, which, provided it shall not constitute any other event of default, shall remain uncured for more than 10 days after notice thereof to the Borrower; or

            (2) The failure of the Borrower to pay any liability to United calling for the payment of money pursuant to this or any other agreement, as and when the same should be paid, including failure to pay such liabilities on a date set by the Borrower for such payment; the
       Borrower's becoming insolvent; its suspending its business; its petitioning for or a petition against it being filed for a receivership of its business or property or a bankruptcy or arrangement or any other legal proceeding or action relating to the relief of debtors or the readjustment of debts; its making an assignment for the benefit of creditors, seeking a composition of creditors or suffering a lien against or the attachment of any of its property; its disposing of any property included in the collateral otherwise than in accordance with this agreement; its committing or suffering, by any of its agents or employees, a fraudulent conversion of any part of the collateral; any guarantor of its liabilities terminating such guarantee or becoming insolvent; or, insofar as property of the type included in the collateral is involved, its breaching a representation or covenant contained in sub-paragraphs "THIRD (f)," "(g)" or "(h)" hereof.

     EIGHTH: A. Until the Borrower furnishes United with satisfactory evidence to the contrary, United shall be entitled to rely absolutely on any oral or written advice given to it or its designee by or on behalf of an account debtor or any agent, attorney or employee of the Borrower in deeming an event of default to have occurred or in determining the net security value of accounts.

     B. Upon the occurrence of any of the above events of default or any such event being deemed to have occurred, and at any tine thereafter, such default not having previously been cured or waived by United in writing, United shall have the right, without notice to the Borrower except as provided below; (1) to fix the borrowing base for all purposes under this agreement at such percentage of the borrowing base as set forth abqve, including zero, as it may elect (and no such action shall be deemed a termination of this agreement by United); (2) to exercise all the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to notify account debtors of the Borrower to make payment directly to United; (3) to require the Borrower to assemble and make any goods included in the collateral ready for sale at a place designated by United; (4) to transfer any property constituting collateral into its own name or that of its nominee and to receive the income and proceeds thereon; (5) to notify post office authorities to Change the address for delivery of mail addressed to the Borrower, and to receive, open and dispose of such mail; (6) to draw and present drafts on any bank account for sums up to the amount of the Borrower's liabilities to United; and (7) to accelerate the due date of the commitment fee provided for in subparagraph "FIRST (d)" hereof for each month between the date of such default or deemed default and the date this agreement would otherwise have expired. Insofar as collateral shall consist of accounts, insurance policies, instruments, chattel paper, choses in action or the like, United may in addition to its other rights, realize upon such collateral by way of adjustment or compromise, whether or not payment under such collateral is then due. Whenever reasonable notice is required as a matter of law to the exercise of any right by United with respect to the collateral, 5 days' prior notice shall suffice. United shall assume no credit risk in connection with any disposition of the collateral; and only the net cash proceeds, as and when received, after subtracting expenses incurred by United in realizing upon any collateral, shall be applied to the Borrower's indebtedness. In the event such net cash proceeds are insufficient to pay fully such indebtedness, the Borrower shall remain liable to United for the deficiency regardless of any notes or other obligations United may receive in connection with any disposition of the collateral and notwithstanding that it may continue to hold other collateral. Any surplus shall be rendered to the Borrower.

     C. Any delay on the part of United in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. Nq waiver by United of any default shall operate as a waiver of any other default dr of the same default on any future occasion. The rights, remedies and benefits herein expressly specified are cumulative and not exclusive of any rights, remedies or benefits which United may otherwise have. In no event shall United be required to liquidate any collateral before proceeding against the Borrower to collect the Borrower's indebtedness after the occurrence of an event of default or to proceed in any order in the liquidation of collateral.

     NINTH: The Borrower WAIVES presentment, notice of dishonor and protest of all instruments included in or evidencing liabilities or the collateral, any and all other notices and demands, except as herein specifically provided or as may not be waived by law, and the right to a trial by jury in any matter touching upon this agreement.

     TENTH: A. This agreement shall be deemed renewed from year to year after the initial period set forth in Paragraph "FIRST" hereof, unless either party hereto shall give the other notice of its intention to terminate this agreement as of the end of such initial period or any renewal year, as the case may be, at least 30 days prior to its expiration. Notwithstanding the foregoing, if at any time that this agreement is in effect the Borrower shall have any liability to United under any note or other agreement which, in the normal course of business, would expire later than the termination of this agreement, then this agreement shall remain in effect for at least the duration of such other agreement, and this agreement shall be deemed renewed from year to year after the maturity of such note or expiration of such other agreement, unless either party hereto shall give the other at least 30 days' prior notice of its intention to cancel this agreement as of the maturity date of such note or the expiration of such other agreement, or such renewal year, as the case may be. This agreement say be terminated by United at any time because of the occurrence of an event of default or an event of default being deemed to have occurred. The Borrower may terminate this agreement at any time upon 30 days' prior notice to United and paying United, in addition to its liabilities other than the commitment fee provided for in subparagraph "FIRST (d)" hereof, the greater of
(a) such commitment fee or (b) 75% of the average monthly compensation earned hereunder by United during the shorter of the period this agreement has then bean in effect or the then preceding 12 calendar months, multiplied, in each of the cases covered by the foregoing clauses "(a)" and "(b)," by the number of months between such termination and the date this agreement would have otherwise expired by its terms. Any termination shall in no way affect any transactions entered into or rights created or liabilities incurred prior to such termination; and as to such transactions, all rights and obligations under this agreement shall be fully operative until the same are fully liquidated.

     B. Upon payment in full of the Borrower's liabilities to United, United shall deliver to the Borrower appropriate termination statements with respect to United's security interests for filing under the Uniform Commercial Code, and United and the Borrower shall exchange general releases.

     ELEVENTH: All notices hereunder shall be in writing and shall be delivered personally or be sent to the parties hereto at their respective addresses set forth above, marked, "Attention: President," or to such other addresses as of which notice shall be duly given. Notices under Paragraph "TENTH" hereof shall be so addressed, but shall be given only by registered or certified mail, return receipt requested.

     TWELFTH: The invalidity of any portion of this agreement shall not affect the balance of this agreement, nor shall the invalidity of any portion hereof as applied to any particular circumstance affect the validity of this agreement when applied to any other circumstances.

     THIRTEENTH: As used herein any words or phrases given a meaning by the Uniform Commercial Code shall have such meaning and the following words and phrases shall have the respectively indicated meanings:

     (a) "Liabilities" shall mean any and all liabilities of the Borrower to United of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any instrument, alone or with others, and include obligations to perform acts and refrain from taking action as well as obligations to pay money;

     (b) "Net security value of accounts" shall mean the amount of such of the Borrower's accounts outstanding at any time net security value of accounts is determined hereunder as to which the Borrower has furnished United with (i) a formal pledge or designation on a form supplied by United, (ii) a duplicate invoice, (iii) the original shipping receipt or bill of lading applicable thereto and (iv) such other documents as United may request; minus the amount of: (x) past due accounts under the terms hereof, (y) such accounts as represent a greater than prudent concentration of the Borrower's business owing from one account debtor; (a) all payments, adjustments and credits applicable thereto and all amounts considered uncollectible by United by reason of merchandise or other disputes, insolvency of the account debtor, or otherwise, including, without limitation, United's experience generally with the Borrower's account debtors, all as determined by United in its sole discretion.

     (c) "Installment loan" means any part of the liabilities of the Borrower to United which United and the Borrower have agreed shall be payable to United in two or more installments.

     FOURTEENTH: This agreement cannot be modified or terminated orally.

     FIFTEENTH: This agreement shall be binding on the parties hereto and their respective successors and assigns.


     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their officers thereunto duly authorized.




                                            DORADO SYSTEMS CORPORATION

                                            By:  /s/
                                                 -------------------------------

                                            UNITED CREDIT CORPORATION

                                            By:  /s/
                                                 -------------------------------

         THIS IS AN IMPORTANT DOCUMENT. THE BORROWER SHOULD CONSULT ITS
                  LEGAL AND FINANCIAL ADVISORS BEFORE SIGNING.